                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                          PLAYA MINERALS & ENERGY, INC.

                                       and

                               REGENT GROUP, INC.

                              dated March 31, 2000

                                TABLE OF CONTENTS

                                                                            Page

1.  THE MERGER.................................................................1

   1.1   THE MERGER............................................................1
   1.2   EFFECTIVE TIME OF THE MERGER..........................................1
   1.3   CLOSING...............................................................1
   1.4   EFFECTS OF THE MERGER.................................................1
      1.4.1    At the Effective Time...........................................1
      1.4.2    Effects on the Surviving Corporation............................2
   1.5   CONVERSION OF STOCK...................................................2
      1.5.1    Company Capital Stock...........................................2
      1.5.2    Cancellation of the Playa Treasury Stock........................2
      1.5.3    Merger Consideration............................................2
   1.6   COMPANY STOCKHOLDERS' APPROVAL........................................3
   1.7   NO FRACTIONAL SHARES..................................................3
   1.8   DEPOSIT...............................................................3

2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................3
   2.1   ORGANIZATION, ETC.....................................................3
   2.2   CAPITALIZATION OF THE COMPANY.........................................4
   2.3   AUTHORITY.............................................................4
   2.4   CONSENTS..............................................................4
   2.5   PROPRIETARY RIGHTS....................................................4
   2.6   TITLE.................................................................4
   2.7   DEFAULTS..............................................................4
   2.8   OTHER DISCLOSURES.....................................................5
   2.9   INVESTMENT COMPANY....................................................6
   2.10     THE COMPANY'S SEC DOCUMENTS........................................6
   2.11     TRADING............................................................7
   2.12     PROXY STATEMENT....................................................7
   2.13     UNDISCLOSED LIABILITIES............................................7
   2.14     TAXES..............................................................7
   2.15     FULL AUTHORITY.....................................................8
   2.16     LEGAL ACTIONS......................................................8
   2.17     COMPANY CONTRACTS, COMPANY PLANS...................................8
   2.18     NO MATERIAL ADVERSE CHANGE.........................................8
   2.19     TAX-FREE REORGANIZATION............................................9
   2.20     PREDECESSORS......................................................10
   2.21     AFFILIATE RELATIONSHIPS...........................................10
   2.22     DISCLOSURE........................................................10
   2.23     COMPANY MATERIAL ADVERSE EFFECT...................................10

3  REPRESENTATIONS AND WARRANTIES OF PLAYA....................................10

   3.1   ORGANIZATION.........................................................10
   3.2   CAPITALIZATION OF PLAYA..............................................11
   3.3   AUTHORITY............................................................11
   3.4   CONSENTS.............................................................11
   3.5   PROPRIETARY RIGHTS...................................................11
   3.6   TITLE................................................................11
   3.7   DEFAULTS.............................................................11
   3.8   INVESTMENT COMPANY...................................................12
   3.9   FINANCIAL STATEMENTS.................................................12
   3.10  UNDISCLOSED LIABILITIES..............................................12

   3.11     TAXES.............................................................12
   3.12     FULL AUTHORITY....................................................12
   3.13     LEGAL ACTIONS.....................................................13
   3.14     NO MATERIAL ADVERSE CHANGE........................................13
   3.15     DISCLOSURE........................................................13
   3.16     PLAYA MATERIAL ADVERSE EFFECT.....................................13
   3.17     TAX-FREE REORGANIZATION...........................................13

4.  CERTAIN COVENANTS, AGREEMENTS AND PRE-CLOSING MATTERS.....................14

   4.1   RELEASE BY STOCKHOLDERS TO BE EFFECTIVE UPON CLOSING.................14
   4.2   ELIMINATION OF EXPENSE...............................................14
   4.3   STOCKHOLDER INDEBTEDNESS AND RECEIVABLES.............................14
   4.4   CONFIDENTIALITY......................................................14
   4.5   TAX-FREE REORGANIZATION..............................................14
   4.6   ACCESS...............................................................14

5.  CONDITIONS PRECEDENT; CLOSING DELIVERIES..................................15

   5.1   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PLAYA.....................15
      5.1.1    Accuracy of Representations and Warranties.....................15
      5.1.2    Performance of Covenants.......................................15
      5.1.3    Legal Actions or Proceedings...................................15
      5.1.4    Approvals......................................................15
      5.1.5    Closing Deliveries.............................................15
      5.1.6    Due Diligence..................................................15
      5.1.7    Listing; Commission Filings....................................15
      5.1.8    No Material Adverse Change.....................................15
      5.1.9    Playa Financing................................................15
      5.1.10   Certain Corporate Actions......................................16
      5.1.11   Disclosure Schedule............................................16
      5.1.12   Elimination of Preferred Stock.................................16
   5.2   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY...............16
      5.2.1    Accuracy of Representations and Warranties.....................16
      5.2.2    Performance of Covenants.......................................16
      5.2.3    Legal Actions or Proceedings...................................16
      5.2.3    Approvals......................................................16
      5.2.4    Closing Deliveries.............................................16
      5.2.5    Due Diligence..................................................16
   5.3   DELIVERIES BY THE COMPANY AT THE CLOSING.............................16
      5.3.1    Closing Certificates...........................................17
      5.3.2    Documents......................................................17
   5.4   DELIVERIES BY PLAYA AT THE CLOSING...................................17
      5.4.1    Closing Certificates...........................................17
      5.4.2    Documents......................................................17

6 SURVIVAL, INDEMNIFICATIONS..................................................17

   6.1   SURVIVAL.............................................................17
   6.2   INDEMNIFICATION......................................................18
      6.2.1    Playa Indemnified Parties......................................18
      6.2.2    Playa Indemnity................................................18
   6.3   PROCEDURES FOR INDEMNIFICATION.......................................18
      6.3.1    Notice.........................................................18
      6.3.2    Legal Defense..................................................19
      6.3.3    Settlement.....................................................19
      6.3.4    Cooperation....................................................19
   6.4   SUBROGATION..........................................................19

7.  TERMINATION...............................................................19

   7.1   GROUNDS FOR TERMINATION..............................................19
      7.1.1    Mutual Consent.................................................20
      7.1.2    Optional By the Company........................................20
      7.1.3    Optional By Playa..............................................20
      7.1.4    Breach By Playa................................................20
      7.1.5    Breach by the Company..........................................20
   7.2   EFFECT OF TERMINATION................................................20

8. MISCELLANEOUS..............................................................20

   8.1   NOTICE...............................................................20
   8.2   FURTHER DOCUMENTS....................................................21
   8.3   ASSIGNABILITY........................................................21
   8.4   EXHIBITS AND SCHEDULES...............................................21
   8.5   SECTIONS AND ARTICLES................................................21
   8.6   ENTIRE AGREEMENT.....................................................21
   8.7   HEADINGS.............................................................22
   8.8   CONTROLLING LAW......................................................22
   8.9   PUBLIC ANNOUNCEMENTS.................................................22
   8.10     NO THIRD PARTY BENEFICIARIES......................................22
   8.11     AMENDMENTS AND WAIVERS............................................22
   8.12     NO EMPLOYEE RIGHTS................................................22
   8.13     NON-RECOURSE......................................................22
   8.14     WHEN EFFECTIVE....................................................23
   8.15     TAKEOVER STATUTES.................................................23
   8.16     NUMBER AND GENDER OF WORDS........................................23
   8.17     INVALID PROVISIONS................................................23
   8.18     MULTIPLE COUNTERPARTS.............................................23
   8.19     NO RULE OF CONSTRUCTION...........................................23
   8.20     EXPENSES..........................................................23
   8.21     TIME OF THE ESSENCE...............................................23

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated March 31, 2000, by and between Playa Minerals & Energy, Inc., a Texas corporation ("Playa"), and Regent Group, Inc., a Delaware corporation (the "Company").

         WHEREAS, the respective Boards of Directors of Playa and the Company have each approved the merger of Playa with and into the Company (the "Merger") pursuant to this Agreement and the applicable statutes of the states of Delaware and Texas, and pursuant to the Merger each issued and outstanding share of Common Stock, $0.01 par value per share, of Playa ("Playa Common Stock") will be converted into the right to receive certain shares of common stock, $0.06 2/3 par value per share, of the Company ("Company Common Stock"), all as provided herein; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                  1. THE MERGER

         1.1 The Merger. Subject to the terms and conditions hereof, and in accordance with the Delaware General Corporation Law and the Texas Business Corporation Act, (the "Applicable Corporate Law"), upon the Effective Time (as defined in Section 1.2), Playa shall be merged with and into the Company. The Company, as the surviving entity following the Merger, is sometimes referred to in this Agreement as the "Surviving Corporation."

         1.2 Effective Time of the Merger. Appropriate Certificate and Articles of Merger under the Applicable Corporate Law shall be prepared, executed and submitted for filing with the Secretary of State of the states of Delaware and Texas, respectively, at the Closing (as defined below). The date of such filing is referred to in this Agreement as the "Effective Time."

         1.3 Closing. For purposes of this Agreement, the term "Closing Date" shall mean the date of the Closing, which shall in no event be later than July 31, 2000. The closing ("Closing") shall occur within three business days of the satisfaction or waiver of all conditions precedent described in Article 5 below, at the offices of Chamberlain, Hrdlicka, White, Williams & Martin in Houston, Texas. The parties may agree in writing on another date, time or place for the Closing. At the Closing, the parties will deliver or cause to be delivered the documents described in Article 5 below.

         1.4      Effects of the Merger.

         1.4.1 At the Effective Time. At the Effective Time, (i) Playa shall merge with and into the Company and as a result thereof, the separate existence of Playa shall cease, (ii) the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, except that the Certificate of Incorporation of the Company shall be amended to provide that the name of the Surviving Corporation shall be changed to "Magna Resources, Inc.," (iii) the Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, and (iv) the directors and officers of Playa immediately prior to the Effective Time

                                             Agreement and Plan of Merger/Page 1
shall become the directors and officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed, as the case may be.

         1.4.2 Effects on the Surviving Corporation. As of and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises of a public as well as of a private nature previously belonging to the Company and Playa; and all property (real, personal and mixed), and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to each of the Company and Playa shall be transferred to, and vested in, the Surviving Corporation without further act or deed; and all such property, rights and privileges, powers and franchises and all and every other interest shall be thereafter the property of the Surviving Corporation as they were of the Company and Playa; and the title to any real estate, or interest therein, whether by deed or otherwise, shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall be responsible and liable for all the liabilities and obligations of the Company and Playa, and any claim existing, or action or proceeding pending, by or against the Company or Playa may be prosecuted against the Surviving Corporation. Neither the rights of creditors nor any liens upon the property of the Company or Playa shall be impaired by the Merger, and all debts, liabilities and duties of each of the Company and Playa shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, all in accordance with the Applicable Corporate Law and the terms of this Agreement.

         1.5 Conversion of Stock. As of the Effective Time, by virtue of the Merger and without further action on the part of any holder of shares of Playa Common Stock or any holder of shares of capital stock of the Company:

                  1.5.1 Company Capital Stock. Each share of capital stock of the Company issued and outstanding at the Effective Time shall remain outstanding and shall be unchanged at and after the Merger; provided, however, that such stockholders shall hold an amount equal to 1,000,000 shares (8%) of the total amount of issued and outstanding Company Common Stock after giving effect to the Merger.

                  1.5.2 Cancellation of the Playa Treasury Stock. All shares of Playa Common Stock that are owned by Playa or any of its subsidiaries as treasury stock shall be canceled and retired and shall cease to exist and no stock of the Company or other consideration shall be delivered in exchange therefor.

                  1.5.3 Merger Consideration. In consideration of the Merger, at the Closing, (a) Playa shall pay to the Company cash in the amount of $265,000, which the Company shall use for payment of the indebtedness described on Schedule 1.5.3 hereto, and (b) all of the issued and outstanding shares of Playa Common Stock (other than shares to be canceled in accordance with Section 1.5.2) shall be converted into the right to receive an aggregate of that amount of validly issued, fully paid and nonassessable shares of Company Common Stock equal to 11,500,000 shares (92%) of the total amount of issued and outstanding Company Common Stock after giving effect to the Merger (collectively such shares of Company Common Stock are the "Merger Consideration"). For purposes of this
Section 1.5.3, the number of shares of Playa Common Stock underlying all issued and outstanding warrants of Playa ("Playa Warrants") shall be included in the number of shares of Playa Common Stock so converted. The Merger Consideration with respect to the Playa Warrants shall be warrants of the Company exercisable upon the same terms and conditions as the Playa Warrants for the number of shares of Company Common Stock provided by the immediately preceding sentence. The shares of Playa Common Stock so converted into the right to receive the Merger Consideration (each a "Converted Security") shall, by virtue of the Merger and without any action on the part of the holder thereof, at the Effective Time no longer be outstanding and shall at such time be canceled and retired and shall cease to exist, and each holder of any Converted Security shall thereafter cease to have any rights with respect to such Converted Security, except, upon the surrender of certificates representing such Converted Securities duly

                                             Agreement and Plan of Merger/Page 2
endorsed in blank or accompanied by a stock power duly executed in blank, the right to receive the Merger Consideration at the times and in the manner set forth herein.

                  1.6 Company Stockholders' Approval. The Company shall (a) immediately following execution of this Agreement prepare and file with the Securities and Exchange Commission (the "Commission"), a proxy statement (the "Proxy Statement"), to obtain at a Company stockholders' meeting the required consents of the Company stockholders in accordance with the Securities Act of 1933, as amended ("Securities Act"), the Securities Exchange Act of 1934, as amended ("Exchange Act"), and Applicable Corporate Law of (i) the Merger and related transactions on the terms and conditions set forth herein; (ii) a name change of the Company to "Magna Resources, Inc.;" (iii) a reverse split of the Company Common Stock, which reverse split shall be accomplished immediately prior to the Effective Time, such that after giving effect to such reverse split, 1,000,000 shares of Company Common Stock shall be issued and outstanding; and (iv) such other items as requested by Playa (and agreed to by the Company's Board of Directors), and (b) after the Proxy Statement is approved by the Commission, distribute the Proxy Statement to stockholders and conduct a stockholders' meeting to approve the matters set forth in the Proxy Statement. The Proxy Statement and related documents shall be in form and substance satisfactory to the Company and Playa. Playa shall bear the expenses of the preparation of the Proxy Statement.

         1.7 No Fractional Shares. Fractional shares of Company Common Stock will not be issued in exchange for Playa Common Stock. In lieu of any fractional share, the Company shall deliver a cash amount equivalent to the amount obtained by multiplying such fraction by the current market price (as determined by the Playa Board of Directors acting in good faith) on the Closing Date. No interest shall be payable with respect to the payment of such cash amount.

         1.8 Deposit. In consideration of the obligations of the Company herein, Playa shall pay to the Company the following non-refundable deposits:
(a) $20,000 upon execution of this Agreement, and (b) $200,000 on or before April 20, 2000, provided that Playa has not previously terminated this Agreement under Article 7. Such deposits shall be deemed earned as of the respective dates thereof, and shall be retained by the Company in the event that this Agreement is subsequently terminated for any reason. Upon Closing, such deposits shall be credited against the cash portion of the Merger Consideration due from Playa under Section 1.5.3(a).

                 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Playa as follows:

         2.1 Organization, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified or licensed as a foreign corporation authorized to do business in all other states in which any of its assets or properties may be situated or where the business of the Company is conducted except where the failure to obtain such qualification or license will not have a Company Material Adverse Effect (as defined below). The Company does not own, of record or beneficially, directly or indirectly, any of the outstanding capital stock, voting interests or ownership interests in any corporation, partnership, joint venture, limited liability company, trust, limited partnership or other entity.

                                             Agreement and Plan of Merger/Page 3

         2.2 Capitalization of the Company. The total authorized capital stock of the Company is consists of (a) 500,000 shares of authorized preferred stock, of which 65,141 shares of Convertible Series B are issued and outstanding and 64,763 shares of Cumulative Series C are issued and outstanding, (b) 20,000,000 shares of Company Common Stock, of which 12,850,577 shares are issued and outstanding and no shares are held in as treasury stock of the Company. Each issued and outstanding share of capital stock of the Company is duly and validly authorized and issued, fully paid and non-assessable, and was not issued in violation of the preemptive rights of any past or present stockholder. Except as disclosed on Schedule 2.2 there are no outstanding convertible or exchangeable securities, shares of capital stock, subscriptions, calls, options, warrants, rights or other agreements or commitments of any character relating to the issuance or sale of any shares of capital stock of, or other equity ownership interest in, the Company. The Company has no liability, contingent or otherwise, to any person or entity in connection with preemptive or contractual subscription rights or the offer, sale, purchase, surrender or cancellation of any shares of capital stock, convertible or exchangeable securities, warrants, options, rights or other agreements or commitments of any character relating to the issuance and sale of the capital stock of, or other equity ownership in, the Company (collectively, "Other Ownership Interests") or other voting interests or securities of the Company.

         2.3 Authority. The Company has full right, power, legal capacity and authority to execute, deliver and perform this Agreement and all documents and instruments referred to in the Agreement or herein or contemplated hereby or thereby to be executed, delivered and performed by the Company (the "Company Related Documents") and to consummate the transactions contemplated hereby and thereby. All of the Company Related Documents, when duly executed and delivered by the Company, will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

         2.4 Consents. No approval, consent, order or action of or filing with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by the Company of this Agreement or the Company Related Documents or the consummation by the Company of the transactions contemplated hereby, except for (i) approval by the Company's stockholders of the matters to be submitted to them for approval pursuant to the Proxy Statement, and (ii) the filing of the Certificate of Merger with the Secretary of State of Delaware. The Company has obtained all such licenses and permits that are legally required for the continued operation of the business after the Effective Time, except such licenses and permits, the absence of which will not have a Company Material Adverse Effect.

         2.5 Proprietary Rights. The Company has full and sufficient rights to use all trade names, brand names, trademarks, service marks and logos and to use and practice all technology, proprietary information, know-how or patented ideas, designs or inventions (collectively "Proprietary Rights") necessary for the present operation of its businesses and the marketing, distribution, sale and use of the materials used and the products sold by the Company. None of the ownership, access to, use or practice of the Proprietary Rights by the Company infringes on the rights of any other party and all Proprietary Rights are valid and enforceable.

         2.6 Title. The Company owns outright, and has full legal and beneficial title to all of its assets free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts and encumbrances including good and marketable title to all of its real property interests, free and clear of any mortgages, security agreements, liens or encumbrances.

         2.7 Defaults. Neither the Company nor any Company Plan (as defined below) is in default under or in violation of, and the execution and delivery of the Agreement and the Company Related Documents, and the consummation of the transactions contemplated hereby and thereby, will not result in a default by the
                                             Agreement and Plan of Merger/Page 4

Company or any Company Plan under or a violation of (i) any mortgage, indenture, charter or bylaw provision, provision of any Company Plan, contract, agreement, lease, commitment or other instrument of any kind to which the Company or any Company Plan is a party or by which the Company or any Company Plan or any of its properties or assets may be bound or affected or (ii) any law, rule or regulation applicable to the Company or any Company Plan or any court injunction, order or decree, or any valid and enforceable order of any governmental agency in effect having jurisdiction over the Company or any Company Plan, which default or violation could adversely affect the ability of the Company to consummate the transactions contemplated hereby or will have a Company Material Adverse Effect.

         2.8 Other Disclosures. The following disclosures pertaining to the Company are set forth in Schedule 2.8 the Disclosure Schedule to be provided to Playa by the Company (the "Disclosure Schedule") as follows:

                  2.8.1 The Company has no products, uses no product registrations, and there are no material safety data sheets, toxicology studies and environmental studies with respect to the business of the Company;

                  2.8.2 Except as disclosed on Schedule 2.8 (ii), the Company has no employees and has not had any employees for the past three years.

                  2.8.3 Except as disclosed on Schedule 2.8 (iii), the Company neither owns of record or beneficially nor leases any real property.

                  2.8.4 Schedule 2.8(iv) is a list of assets owned by the Company as of the date hereof which have been capitalized and have an unamortized value of $1,000 or more, including vehicles and rolling stock, and a list of all leased equipment of the Company, including leased vehicles and rolling stock;

                  2.8.5 There are no raw materials or other property located at any property owned or leased as lessee by the Company that has been consigned to the Company, or is otherwise owned by a third party, and has a market value exceeding $1,000;

                  2.8.6 Listed on Schedule 2.8(vi) is each policy of insurance maintained by the Company together with information on premiums, coverages, insurers, expiration dates and deductibles, an accurate list of all insurance loss runs and workers' compensation claims received for the past three policy years and a statement from the Company indicating that (a) such insurance is currently in full force and effect, (b) the Company's insurance has never been canceled, (c) the Company has never been denied coverage or experienced a substantial increase in premiums or a substantial reduction in coverage from one policy period to the next policy period, (d) to the best of Company's knowledge, such coverage is adequate in character and amount and (e) such coverage is placed with financially sound and reputable insurers unaffiliated with any of the stockholders or the Company;

                  2.8.7 Schedule 2.8(vii) is a list of each bank, brokerage firm, trust company or other financial institution in which the Company has an account and the identity of each such account, and each bank in which the Company has a safe deposit box, together with the names of all persons authorized to draw on any such account or have access to any such safe deposit box;

                  2.8.8 Schedule 2.8(viii) is a list and summary description of, or copies of, all governmental licenses and permits of the Company;

                                             Agreement and Plan of Merger/Page 5

                  2.8.9 Schedule 2.8(ix) is a list of each debt, note, mortgage, security agreement, pledge agreement, guaranty, bond, letter of credit, lease or other instrument creating any debt or contingent obligation of the Company or a lien or claim on any of its assets (other than unsecured trade accounts payable incurred in the ordinary course of business) and each claim, lawsuit, investigation, audit or legal proceeding involving the Company or any of its assets;

                  2.8.10 Schedule 2.8(x) is a list of all of the Company's Proprietary Rights and a description of all license fees and royalties (or the basis of calculation thereof) required to be paid now or in the future by the Company for the use and practice of its Proprietary Rights;

                  2.8.11 Except as disclosed on Schedule 2.8 (xi), the Company has no Company Contracts. The term "Company Contract" means each contract, lease, undertaking, commitment, mortgage, indenture, note, security agreement, license and other agreement of the Company in effect on the date hereof (a) involving the expenditure or receipt of more than $1,000 over the term thereof,
(b) containing provisions calling for the sale or purchase of raw materials, products or services at prices that vary from the market prices of such raw materials, products or services generally prevailing in customary third party markets, (c) which include "take or pay", "meet or release", "most favored nations" or similar pricing or delivery arrangements, (d) requiring the Company to indemnify or hold harmless any other person or entity, (e) evidencing any warranty obligation of the Company with respect to goods, services or products sold or leased by it, (other than warranties given in the ordinary course of business), (f) imposing on the Company any confidentiality, non-disclosure or non-compete obligation or containing any acceleration or termination provisions effective upon a change of control of the Company, or a merger of the Company into another entity, or (g) involving collective bargaining or agreements with any labor union or employee group;

                  2.8.12 The Company has no powers of attorney presently in effect granted by the Company and all investments of the Company in any equity securities, partnership interests, indebtedness or other interests in any other corporation, or any person, partnership, joint venture, limited liability company, trust, limited partnership or other legal entity; and

                  2.8.13 The Company has no obligations, contingent or otherwise, covering any of the Company's employees under any employment or consulting agreement or under any executive or employee's compensation plan, agreement or arrangement including, without limitation, any "employee welfare benefit plan" as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "employee pension benefit plan" as defined in Section 3(2) of ERISA or any other pension, retirement, profit sharing, stock option, stock purchase, bonus, fringe benefit, incentive, vacation, savings plan, health, welfare or other employee or former employee benefit plan, program, policy or arrangement (collectively referred to as "Company Plans").

         2.9. Investment Company. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         2.10. The Company's SEC Documents. The Company has filed each report, schedule, registration statement and definitive proxy statement required to be filed by the Company, with the Commission (the "Company SEC Documents"). As of its filing date (and, with respect to any registration statement, the date on which it was declared effective), each SEC Document was in compliance, in all material respects, with the requirements of its form and contained no untrue statement of a material fact and did not omit any statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the

                                             Agreement and Plan of Merger/Page 6
circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied, at the time of filing with the Commission (and, with respect to any registration statement, at the time it was declared effective), as to form, in all material respects, with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present, in all material respects (subject, in the case of the unaudited statements, to normal, recurring year-end audit adjustments), the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended. Since January 31, 2000, there have been no changes in the Company's method of accounting for tax purposes or any other purposes. The consolidated financial statements of the Company and its consolidated subsidiaries as of January 31, 2000, included in the Company SEC Documents disclose all liabilities of the Company and its consolidated subsidiaries required to be disclosed therein and contain adequate reserves for taxes and all other material accrued liabilities. Except as disclosed on Schedule 2.10, since January 31, 2000, there has not been any material adverse change in the financial condition, results of operations or business of the Company and its subsidiaries and no event or condition has occurred or exists that insofar as may reasonably be foreseen, will result in a material adverse change of the financial condition, results of operations or business of the Company and its subsidiaries.

                  2.11. Trading. The shares of Company Common Stock are and have traded for at least three (3) years on the National Association of Securities Dealers' over-the-counter bulletin board ("OTCBB") under the symbol "RGII." The Company has not received any notice regarding the eligibility of the Company Common Stock to be quoted on the OTCBB.

                  2.12. Proxy Statement. The Proxy Statement (and related materials) will be prepared and distributed in accordance with the Exchange Act, all other federal and state securities laws and the Applicable Corporate Law, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  2.13. Undisclosed Liabilities. Except as and to the extent disclosed in the Company SEC Documents, the Company has no liabilities or obligations of any nature (whether absolute, contingent or otherwise) which would result in a Company Material Adverse Effect.

                  2.14. Taxes. Except as disclosed on Schedule 2.14, the Company has filed all requisite federal and other tax returns, information returns, declarations and reports for all fiscal periods ended on or before January 31, 2000; and there are no claims (nor is there any matter pending which may result in a claim) against the Company for federal, state or local income, sales, use, franchise or other taxes for any period or periods prior to and including January 31, 2000 and no notice of any claim, whether pending or threatened, for taxes has been received which would create a lien on the Company's assets or result in a Company Material Adverse Effect. The amounts shown as accruals for taxes in the financial statements included in the Company SEC Documents are sufficient for the payment of all taxes of any kind or nature whatsoever for all fiscal periods ended on or before that date. Copies of the federal, state and local income tax returns and franchise tax returns of the Company (collectively, "Tax Returns") for its last three fiscal years are attached as Schedule 2.14 of the Disclosure Schedule. The Company has not obtained any extensions of time in which to file any Tax Returns which have not yet been filed. The Company has not waived any statute of limitations with respect to federal, state, or local income, sales, use, franchise or other taxes or agreed to any extensions of time with respect to a tax assessment or deficiency, except for such waivers or extensions which, by their terms, have lapsed as of the date hereof.

         2.15. Full Authority. The Company has full power, authority and legal right, and has all licenses, permits, qualifications, and other documentation (including permits required under applicable Environmental

                                             Agreement and Plan of Merger/Page 7

Law (as defined below)) necessary, to own and/or operate its businesses, properties and assets and to carry on its businesses as being conducted on the date hereof, and such businesses are now being conducted and such assets and properties are being owned and/or operated, and the Company Plans have been implemented and maintained, in compliance with all applicable laws (including Environmental Law), ordinances, rules and regulations of any governmental agency of the United States, any state or political subdivision thereof, or any foreign jurisdiction, all applicable court or administrative agency decrees, awards and orders and all such licenses, permits, qualifications and other documentation, except where the failure to comply will not have a Company Material Adverse Effect, and there is no existing condition or state of facts which would give rise to a violation thereof or a liability or default thereunder, except where a violation, liability or default will not have a Company Material Adverse Effect. The term "Environmental Law" means any law, rule, regulation, approval, decision, decree, ordinance, by-law having the force of law or order of any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority, which relate to (i) noise; (ii) pollution or protection of the air, surface water, ground water or land; (iii) solid, gaseous or liquid waste generation, treatment, storage, use, processing, disposal or transportation; (iv) exposure to hazardous or toxic substances; (v) the safety or health of employees or (vi) regulation of the manufacture, processing, distribution in commerce, use, or storage of chemical substances.

         2.16. Legal Actions. Except as disclosed on Schedule 2.16, no legal action, suit, audit, investigation, unfair labor practice charge, complaint, claim, grievance, or proceeding by or before any court, arbitration panel, governmental authority or third party is pending or, to the best knowledge of the Company threatened, which involves or may involve the Company or its now or previously owned or operated assets, operations, properties or businesses.

         2.17. Company Contracts, Company Plans. Neither the Company nor any other party thereto is in default under or in violation of any Company Contract or Company Plan.

         2.18. No Material Adverse Change. Except as disclosed on Schedule 2.18, since January 31, 2000 there has not been: (a) any change in the Company's Certificate of Incorporation or Bylaws, (b) any change in the financial condition, assets, liabilities (contingent or otherwise), income, business or prospects of the Company resulting in a Company Material Adverse Effect; (c) any damage, destruction or loss (whether or not covered by insurance) resulting in a Company Material Adverse Effect on the properties or business of the Company;
(d) any change in the authorized capital of the Company or in its securities outstanding or any change in its ownership interests; (e) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company; (f) any contract or commitment entered into by the Company or any incurrence by the Company or agreement by the Company to incur any liability or make any capital expenditures in excess of $1,000; (g) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the Company to any of its officers, directors, stockholders, employees, consultants or agents; (h) any work interruptions, labor grievances or claims filed, proposed law or regulation (the existence of which is known, or under the normal course of business should be known, to the Company) or any event or condition of any character which would have a Company Material Adverse Effect on the business of future prospects of the Company; (i) any creation, assumption or permitting to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired; (j) any sale or transfer, or any agreement to sell or transfer, any material assets, properties or rights of the Company to any person, including, without limitation, the stockholders and their respective affiliates except as contemplated by this Agreement; (k) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company, including, without limitation, any indebtedness or obligation of the stockholders or any of their affiliates; (1) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, properties or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, properties or rights; (m) any purchase or acquisition, or agreement,

                                             Agreement and Plan of Merger/Page 8
plan or arrangement to purchase or acquire, any property, rights or assets of the Company; (n) any negotiation for the acquisition of any business or start-up of any new business; (o) any merger or consolidation or agreement to merge or consolidate with or into any other corporation (except the transactions contemplated by this Agreement); (p) any waiver of any material rights or claims of the Company; (q) any breach, amendment or termination of any material contract, agreement, license, permit, permit application or other right to which the Company is a party; (r) any discharge, satisfaction, compromise or settlement of any claim, lien, charge or encumbrance or payment of any obligation or liability, contingent or otherwise, other than current liabilities as of January 31, 2000, as set forth in the financial statements included in the Company SEC Documents, current liabilities incurred since the January 31, 2000 in the ordinary course of business and prepayments of obligations in accordance with normal and customary past practices; or (s) any transaction by the Company outside the ordinary course of its business or prohibited hereunder.

         2.19. Tax-Free Reorganization. With respect to the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code:

                  2.19.1 There is no plan or intention on the part of any Company stockholder to sell, exchange or otherwise dispose of a number of shares of the Surviving Corporation's common stock received in the Merger which would reduce the Company's stockholders' aggregate ownership of such Surviving Corporation's common stock to a number of shares having a value, as of the Effective Time, of less than fifty percent of the value of all of the formerly outstanding capital stock of the Company as of the same date.

                  2.19.2 Surviving Corporation has no plan or intention to reacquire any of its common stock issued in the Merger.

                  2.19.3 The liabilities of the Company assumed by the Surviving Corporation and the liabilities to which the assets of the Company are subject were incurred in the Company's ordinary course of business.

                  2.19.4 If the Merger is effected, the Company will pay its own expenses, if any, incurred in connection with the Merger, and the Company will not pay any Playa expenses incurred in connection with the Merger.

                  2.19.5 Surviving Corporation has no plan or intention to sell or otherwise dispose of any of the assets of Playa acquired pursuant to the Merger, except for dispositions made in the ordinary course of business or transfers of assets to a corporation of which the Surviving Corporation has control (within the meaning of Section 368(a) of the Code) at the time of such transfer.

                  2.19.6 Following the Merger, Surviving Corporation will continue Playa's historic business or to use a significant portion of Playa's business assets in a business.

                  2.19.7 The Company is not an investment company within the meaning of Section 368(a)(2)(F) of the Code.

                  2.19.8 At the Effective Time, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which its assets are subject.

                  2.19.9 The Company is not under the jurisdiction of a court in a case under Title 11 of the United States Code, or a receivership, foreclosure, or similar proceeding in a federal or state court.

                                             Agreement and Plan of Merger/Page 9

                  2.19.10 At the Effective Time, the total adjusted basis of the assets of Company transferred to the Surviving Corporation will equal or exceed the sum of Company's liabilities assumed by the Surviving Corporation, plus the amount of liabilities, if any to which its assets are subject.

         2.20. Predecessors. The Company SEC Documents contain all names under which the Company has done business as well as the names of all predecessors of the Company, including the names of any entities from which the Company previously acquired significant assets.

         2.21.    Affiliate Relationships.

                  2.21.1 No affiliate of the stockholders, and no director, officer or employee of or consultant to the Company owns, directly or indirectly, in whole or in part, any property, assets or right, tangible or intangible, which is associated with any property, asset or right owned by the Company or which the Company is operating or using or the use of which is necessary for its business.

                  2.21.2 The term "affiliate" means with respect to any person, any other person which directly or indirectly, by itself or through one or more intermediaries, controls, or is controlled by, or is under direct or indirect common control with, such person. The term "control" means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

         2.22. Disclosure. No representation or warranty by the Company in this Agreement, and no statement contained in the Disclosure Schedule or any certificate delivered by the Company to Playa pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they are or were made, not misleading.

         2.23. Company Material Adverse Effect. The term "Company Material Adverse Effect" shall mean an adverse effect on the properties, assets, financial position, results of operations, long-term debt, other indebtedness, cash flows or contingent liabilities of the Company in an amount of $5,000 or more.

                        3. REPRESENTATIONS AND WARRANTIES
                                    OF PLAYA

Playa hereby represents and warrants to the Company as follows:

         3.1. Organization. Playa is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Playa is duly qualified or licensed as a foreign corporation authorized to do business in all states in which any of its assets or properties may be situated or where its business is conducted except where the failure to obtain such qualification or license would not have a Playa Material Adverse Effect (as defined below).

                                            Agreement and Plan of Merger/Page 10

         3.2. Capitalization of Playa. As of the Effective Time, the total authorized capital stock of Playa will be (i) 20,000,000 shares of Playa Common Stock, of which no more than 11,500,000 shares will be issued and outstanding and of which no shares will be held in the treasury of Playa, and (ii) 5,000,000 shares of Preferred Stock, $0.01 par value, of which no shares will be issued and outstanding. The outstanding shares of Playa Common Stock are duly and validly issued and are fully paid and non-assessable, and were not issued in violation of the preemptive rights of any past or present shareholder. Except as disclosed on Schedule 3.2, there are no outstanding convertible or exchangeable securities, shares of capital stock, subscriptions, calls, options, warrants, rights or other agreements or commitments of any character relating to the issuance or sale of any shares of capital stock of, or other equity ownership interest in, the Company. The Company has no liability, contingent or otherwise, to any person or entity in connection with preemptive or contractual subscription rights or the offer, sale, purchase, surrender or cancellation of any shares of capital stock, convertible or exchangeable securities, warrants, options, rights or other agreements or commitments of any character relating to the issuance and sale of the capital stock of, or other equity ownership in, the Company or other voting interests or securities of the Company.

         3.3. Authority. Playa has the requisite, power and authority to execute, deliver and perform this Agreement and all documents and instruments referred to herein or contemplated hereby (the "Playa Related Documents") and to consummate the transactions contemplated herein and thereby. This Agreement has been duly executed and delivered by Playa and constitutes, and all Playa Related Documents, when executed and delivered by Playa will constitute, legal, valid and binding obligations of Playa, enforceable in accordance with their respective terms and conditions except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

         3.4. Consents. No approval, consent, order or action of or filing with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by Playa of this Agreement or Playa Related Documents or the consummation by Playa of the transactions contemplated hereby, except for (i) approval of the Merger by Playa's shareholders, and (ii) the filing of the Articles of Merger with the Secretary of State of Texas.

         3.5. Proprietary Rights. Playa has full and sufficient rights to use all trade names, brand names, trademarks, service marks and logos and to use and practice all technology, proprietary information, know-how or patented ideas, designs or inventions (collectively "Playa Proprietary Rights") necessary for the present operation of its businesses and the marketing, distribution, sale and use of the materials used and the products sold by Playa. None of the ownership, access to, use or practice of the Playa Proprietary Rights by Playa infringes on the rights of any other party and all Playa Proprietary Rights are valid and enforceable.

         3.6. Title. Except as disclosed on Schedule 3.6, Playa owns outright, and has full legal and beneficial title to all of its assets free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts and encumbrances including good and marketable title to all of its real property interests, free and clear of any mortgages, security agreements, liens or encumbrances.

         3.7. Defaults. Playa is not in default under or in violation of, and the execution, delivery and performance of this Agreement and Playa Related Documents and the consummation by Playa of the transactions contemplated hereby and thereby will not result in a default under or in violation of (i) any mortgage, indenture, charter or bylaw provision, contract, agreement, lease, commitment or other instrument of any kind to which Playa is a party or by which Playa or any of its properties or assets may be bound or affected or (ii) any law, rule or regulation applicable to Playa or any court injunction, order or decree, or any valid and enforceable order of any governmental agency in effect as of the date hereof having jurisdiction over Playa,

                                            Agreement and Plan of Merger/Page 11
which default or violation prevents Playa from consummating the transactions contemplated hereby or is reasonably likely to have a Playa Material Adverse Effect.

         3.8. Investment Company. Playa is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         3.9. Financial Statements. Playa has provided its financial statements for the annual periods ending December 31, 1997 and December 31, 1998, and for the eight month period ending August 31, 1999, to the Company ("Playa Financial Statements") and such Playa Financial Statements have been prepared in accordance with generally accepted accounting principles and fairly present the consolidated financial position, results of operations and cash flows of Playa and its then existing consolidated subsidiaries as of the dates and for the periods indicated, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto. The books and records of Playa have been kept in reasonable detail and accurately and fairly reflect the transactions of Playa.

         3.10. Undisclosed Liabilities. Except as and to the extent disclosed in the Playa Financial Statements, Playa has no liabilities or obligations of any nature (whether absolute, contingent or otherwise) which would result in a Playa Material Adverse Effect.

         3.11. Taxes. Playa has filed all requisite federal and other tax returns, information returns, declarations and reports for all fiscal periods ended on or before December 31, 1999; and there are no claims (nor is there any matter pending which may result in a claim) against Playa for federal, state or local income, sales, use, franchise or other taxes for any period or periods prior to and including December 31, 1999, and o notice of any claim, whether pending or threatened, for taxes has been received which would create a lien on Playa's assets or result in a Playa Material Adverse Effect. The amounts shown as accruals for taxes in the Playa Financial Statements are sufficient for the payment of all taxes of any kind or nature whatsoever for all fiscal periods ended on or before that date. Copies of the federal, state and local income tax returns and franchise tax returns of Playa (collectively, "Playa Tax Returns") for its last three fiscal years are attached as Schedule 3.11 of the Disclosure Schedule. Playa has not obtained any extensions of time in which to file any Playa Tax Returns which have not yet been filed. Playa has not waived any statute of limitations with respect to federal, state, or local income, sales, use, franchise or other taxes or agreed to any extensions of time with respect to a tax assessment or deficiency, except for such waivers or extensions which, by their terms, have lapsed as of the date hereof.

         3.12. Full Authority. Playa has the corporate power and authority and has obtained all licenses, permits, qualifications, and other documentation (including permits required under applicable Environmental Law) necessary to own and/or operate its businesses, properties and assets and to carry on its businesses as being conducted on the date of this Agreement, except such licenses, permits, qualifications or other documentation, the failure to obtain which is not reasonably likely to result in a Playa Material Adverse Effect, and such businesses are now being conducted and such assets and properties are being owned and/or operated in compliance with all applicable laws (including Environmental Law), ordinances, rules and regulations of any governmental agency of the United States, any state or political subdivision thereof, or any foreign jurisdiction, all applicable court or administrative agency decrees, awards and orders and all such licenses, permits, qualifications and other documentation, except where the failure to comply will not have a Playa Material Adverse Effect, and there is no existing condition or state of facts that would give rise to a violation thereof or a liability or default thereunder that is reasonably likely to have a Playa Material Adverse Effect.

                                            Agreement and Plan of Merger/Page 12

         3.13. Legal Actions. No legal action, suit, audit, investigation, unfair labor practice charge, complaint, claim, grievance, or proceeding by or before any court, arbitration panel, governmental authority or third party is pending or, to the best knowledge of Playa, threatened, which involves or may involve Playa or its now or previously owned or operated assets, operations, properties or businesses.

         3.14. No Material Adverse Change. Since December 31, 1999, there has not been any change in Playa's Articles of Incorporation or Bylaws, or any change in the financial condition, assets, liabilities (contingent or otherwise), income, business or prospects of Playa resulting in a Playa Material Adverse Effect.

         3.15. Disclosure. No representation or warranty by Playa in this Agreement, and no statement contained in any certificate delivered by Playa to the Company pursuant to this Agreement, contains any untrue statement of a material fact or omits any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they are or were made, not misleading.

         3.16. Playa Material Adverse Effect. The term "Playa Material Adverse Effect" shall mean an adverse effect on the properties, assets, financial position, results of operations, long-term debt, other indebtedness, cash flows or contingent liabilities of Playa and its consolidated subsidiaries, taken as a whole in an amount of $100,000 or more.

         3.17. Tax-Free Reorganization. With respect to the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code:

                  (i) There is no plan or intention on the part of any Playa stockholder to sell, exchange or otherwise dispose of a number of shares of the Surviving Corporation's common stock received in the Merger which would reduce the Playa's stockholder's aggregate ownership of such Surviving Corporation's common stock to a number of shares having a value, as of the Effective Time, of less than fifty percent of the value of all formerly outstanding capital stock of Playa as of the same date.

                  (ii) Surviving Corporation has no plan or intention to reacquire any of its common stock issued in the Merger.

                  (iii) Surviving Corporation has no plan or intention to sell or otherwise dispose of any of the assets of Playa acquired pursuant to the Merger, except for dispositions made in the ordinary course of business or transfers of assets to a corporation of which the Surviving Corporation has control (within the meaning of Section 368(a) of the Code) at the time of such transfer.

                  (iv) The liabilities of Playa assumed by the Surviving Corporation and the liabilities to which the assets of Playa are subject were incurred by Playa in the ordinary course of business.

                  (v) At the Effective Time, the fair market value of the assets of Playa will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which its assets are subject.

                  (vi) At the Effective Time, the total adjusted basis of assets of Playa transferred to the Surviving Corporation will equal or exceed the sum of Playa's liabilities assumed by the Surviving Corporation, plus the amount of liabilities, if any, to which its assets are subject.

                  (vii) Following the Merger, the Surviving Corporation will continue Playa's historic business or use a significant portion of its historic business assets in a business.

                                            Agreement and Plan of Merger/Page 13

                  (viii) If the Merger is effected, Playa will pay its expenses, if any, incurred in connection with the Merger.

                  (ix) Playa Common Stock that will be canceled in connection with the Merger is voting stock within the meaning of
         Section 368(c) of the Code.

                  (x)      Playa is not an investment company as defined in
         Section 368(a)(2)(F) of the Code.

                  (xi) None of the Surviving Corporation's common stock received by the stockholders of either Playa or the Company as a part of the Merger Consideration will be separate consideration for, or allocable to, any employment agreement.

                  (xii) Playa is not under the jurisdiction of a court in a case under Title 11 of the United States Code, or a receivership, foreclosure, or similar proceeding in a federal or state court.

            4. CERTAIN COVENANTS, AGREEMENTS AND PRE-CLOSING MATTERS

         4.1. Release by Stockholders to be Effective Upon Closing. The Company shall deliver at the Closing the release of Anthony Vickerson and Robert Long, as significant stockholders and directors of the Company and of F. Albert Landwehr, as a director of the Company, which release shall (i) release, acquit and forever discharge the Surviving Corporation from any and all liabilities, obligations, claims, demands, actions or causes of action arising from or relating to any event, occurrence, act, omission or condition occurring or existing on or prior to the Effective Time; (ii) waive all breaches, defaults or violations of any agreement applicable to the Company Common Stock and agree that any and all such agreements are terminated as of the Effective Time, and
(iii) waive any and all preemptive or other rights to acquire any shares of capital stock of the Company and release any and all claims arising in connection with any prior default, violation or failure to comply with or satisfy any such preemptive or other rights.

         4.2. Elimination of Expense. Simultaneously with the Closing, the Company will produce evidence to the satisfaction of Playa and its lenders that the expenses of the Company as described on Schedule 1.5.3 hereto have been eliminated as expenses of the Company as of and following the Closing Date.

         4.3. Stockholder Indebtedness and Receivables. Prior to Closing, the Company shall cause to be paid in full in cash all accounts payable, notes payable and advances payable by any stockholder to the Company and the Company shall cause to be paid in full in cash all accounts payable, notes payable and advances payable by the Company to any stockholder.

         4.4. Confidentiality. Prior to the Effective Time, neither Playa nor the Company will disclose the terms of this Agreement or the Merger to any person other than their respective directors, officers, agents or representatives, except as otherwise provided herein, unless required by law or unless otherwise mutually agreed.

         4.5. Tax-Free Reorganization. Unless the other parties shall otherwise agree in writing, none of Playa, the Company or the Surviving Corporation shall knowingly take or fail to take any action, which action or failure to act would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

         4.6. Access. Each of Playa and the Company shall cooperate fully in permitting the other and its representatives to make a full investigation of the properties, operations and financial condition of such party,

                                            Agreement and Plan of Merger/Page 14
and shall afford the other and its representatives reasonable access to the offices, buildings, real properties, machinery and equipment, inventory and supplies, records, files, books of account, tax returns, agreements and commitments and personnel of such party.

                   5. CONDITIONS PRECEDENT; CLOSING DELIVERIES

         5.1. Conditions Precedent to the Obligations of Playa. The obligations of Playa to effect the Merger under this Agreement are subject to the satisfaction of each of the following conditions, unless waived by Playa in writing to the extent permitted by applicable law:

                  5.1.1 Accuracy of Representations and Warranties. The representations and warranties of the Company contained in this Agreement and the Disclosure Schedule referred to therein and the other Exhibits provided by the Company pursuant to this Agreement or in any closing certificate or document delivered to Playa pursuant hereto shall be true and correct at and as of the Closing Date as though made at and as of that time other than such representations and warranties as are specifically made as of another date, and the Company shall have delivered to Playa a certificate to that effect.

                  5.1.2 Performance of Covenants. The Company shall have performed and complied with all covenants of this Agreement to be performed or complied with by it at or prior to the Closing Date, and the Company shall have delivered to Playa a certificate to that effect.

                  5.1.3 Legal Actions or Proceedings. No legal action or proceeding shall have been instituted after the date hereof against the Company or against Playa arising by reason of the Merger pursuant to this Agreement, which is reasonably likely (i) to restrain, prohibit or invalidate the consummation of the transactions contemplated by this Agreement, (ii) to have a Company Material Adverse Effect or (iii) to have a Playa Material Adverse Effect after giving effect to the consummation of the transactions contemplated by this Agreement, and the Company shall have delivered to Playa a certificate to that effect.

                  5.1.4 Approvals. The Company shall have procured all of the consents, approvals and waivers of third parties or any regulatory body or authority, whether required contractually or by applicable law or otherwise necessary for the execution, delivery and performance of this Agreement (including the Company Related Documents) by the Company prior to the Closing Date, and the Company shall have delivered to Playa a certificate to that effect.

                  5.1.5 Closing Deliveries. All documents required to be executed or delivered at Closing by the Company pursuant to Section 5.3 of this Agreement shall have been so executed and delivered.

                  5.1.6 Due Diligence. Playa shall be satisfied, in its sole and absolute discretion, with its due diligence investigation of the Company.

                  5.1.7 Listing; Commission Filings. The Company Common Stock shall continue to be listed on the OTCBB, the Company shall be in full compliance with the listing requirements for the OTCBB, and the Company shall be in full compliance with its filing requirements with the Commission.

                  5.1.8 No Material Adverse Change. There shall not have been any event that in the reasonable judgment of Playa adversely affects the properties, assets, financial condition, results of operations, cash flows, businesses or prospects of the Company.

                  5.1.9 Playa Financing. Simultaneously with the Closing of the Merger, Playa plans to sell certain securities pursuant to a private placement solely to accredited investors under Rule 506 of Regulation D

                                            Agreement and Plan of Merger/Page 15
of the Securities Act, with a $1,500,000 minimum offering ("Playa Financing"). Playa shall have completed the minimum offering under the Playa Financing on terms acceptable to it, and the net proceeds thereof shall have been received by Playa.

                  5.1.10 Certain Corporate Actions. All necessary director and stockholder resolutions, waivers and consents required to consummate the transactions contemplated hereunder shall have been executed and delivered in form and substance satisfactory to Playa and its counsel.

                  5.1.11 Disclosure Schedule. On or before April 18, 2000, the Company shall deliver to Playa the Disclosure Schedule. The Disclosure Schedule shall be in form and substance satisfactory to Playa and its counsel.

                  5.1.12 Elimination of Preferred Stock. Immediately prior to the Merger, the Company shall have no shares of its capital stock outstanding other than the Company Common Stock.

         5.2 Conditions Precedent to the Obligations of the Company. The obligations of the Company under this Agreement are subject to the satisfaction of each of the following conditions, unless waived by the Company in writing:

                  5.2.1 Accuracy of Representations and Warranties. The representations and warranties of Playa contained in this Agreement or in any closing certificate or document delivered to the Company pursuant hereto shall be true and correct on and as of the Closing Date as though made at and as of that date other than such representations and warranties as are specifically made as of another date, and Playa shall have delivered to the Company a certificate to that effect.

                  5.2.2 Performance of Covenants. Playa shall have performed and complied with all covenants of this Agreement to be performed or complied with by them at or prior to the Closing Date and Playa shall have delivered to the Company a certificate to such effect.

                  5.2.3 Legal Actions or Proceedings. No legal action or proceeding shall have been instituted after the date hereof against Playa arising by reason of the Merger pursuant to this Agreement, which is reasonably likely (i) to restrain, prohibit or invalidate the consummation of the transactions contemplated by this Agreement, (ii) to have a Playa Material Adverse Effect after giving effect to the consummation of the transactions contemplated by this Agreement, and Playa shall have delivered to the Company a certificate to that effect.

                  5.2.4 Approvals. Playa shall have procured all of the consents, approvals and waivers specified in Section 3.1.4 prior to the Closing Date, and Playa shall deliver to the Company a certificate to that effect.

                  5.2.5 Closing Deliveries. All documents required to be executed or delivered at Closing by Playa pursuant to Section 5.4 of this Agreement shall have been so executed and delivered.

                  5.2.6 Due Diligence. The Company shall be satisfied, in its sole and absolute discretion, with its due diligence investigation of Playa.

         5.3 Deliveries by the Company at the Closing. At the Closing, simultaneously with the deliveries by Playa specified in Section 5.4 below, and in addition to any deliveries required to be made by the Company pursuant to any other transaction document at the Closing, the Company shall deliver or cause to be delivered to Playa the following:

                                            Agreement and Plan of Merger/Page 16

                  5.3.1 Closing Certificates. The Company shall deliver the certificates required pursuant to Sections 5.1.1, 5.1.2, 5.1.3 and 5.1.4.

                  5.3.2 Documents. The Company shall execute and deliver the documents, certificates, opinions, instruments and agreements required to be executed and delivered by the Company or its officers or directors at the Closing as contemplated hereby or as may be reasonably requested by Playa and shall deliver or cause to be delivered the documents and evidence required under
Article 4.

                  The consummation of the Closing shall not be deemed to be a waiver by Playa or the Surviving Corporation of any of their rights or remedies against the Company hereunder for any breach of warranty, covenant or agreement by the Company herein irrespective of any knowledge of or investigation made by or on behalf of Playa.

         5.4 Deliveries by Playa at the Closing. At the Closing, simultaneously with the deliveries by the Company specified in Section 5.3 above, and in addition to any other deliveries to be made by Playa pursuant to any other transaction document at the Closing, Playa shall deliver or cause to be delivered to the Company the following:

                  5.4.1 Closing Certificates. Playa shall deliver the certificates required pursuant to Sections 5.2.1, 5.2.2, 5.2.3 and 5.2.4.

                  5.4.2 Documents. Playa shall execute and deliver the documents, certificates, opinions, instruments and agreements required to be executed and delivered by Playa or its officers or directors at the Closing as contemplated hereby or as may be reasonably requested by the Company.

                  The consummation of the Closing shall not be deemed to be a waiver by the Company of any of their rights or remedies hereunder for breach of any warranty, covenant or agreement herein by Playa irrespective of any knowledge of or investigation with respect thereto made by or on behalf of the Company.

                          6. SURVIVAL, INDEMNIFICATIONS

         6.1 Survival. The representations and warranties set forth in this Agreement and the other documents, instruments and agreements contemplated hereby shall survive after the date hereof for the maximum period permitted by applicable law. The period of survival of the representations and warranties as stated above in this Section 6.1 are referred to herein as the "Survival Period." The liabilities of the parties under their respective representations and warranties shall expire as of the expiration of the applicable Survival Period and no claim for indemnification may be made with respect to any breach of any representation or warranty, the applicable Survival Period of which shall have expired, except to the extent that written notice of such breach shall have been given to the party against which such claim is asserted on or before the date of such expiration. The covenants and agreements of the parties herein and in other documents and instruments executed and delivered in connection with the closing of the transactions contemplated hereby shall survive for the maximum period permitted by law.

                                            Agreement and Plan of Merger/Page 17

         6.2      Indemnification.

                  6.2.1 Playa Indemnified Parties. Subject to the provisions of Sections 6.1 and 6.3 hereof, the Company shall indemnify, save and hold harmless Playa and the Surviving Corporation and any of their assignees (including lenders) and all of their respective officers, directors, employees, representatives, agents, advisors and consultants and all of their respective heirs, legal representatives, successors and assigns (collectively the "Playa Indemnified Parties") from and against any and all damages, liabilities, losses, loss of value (including the value of adverse effects on cash flow or earnings), claims, deficiencies, penalties, interest, expenses, fines, assessments, charges and costs, including reasonable attorneys' fees and court costs (collectively "Losses") arising from, out of or in any manner connected with or based on:

                  (i) the breach of any covenant of the Company or the failure by the Company to perform any obligation of the Company contained herein or in any Company Related Document;

                  (ii) any inaccuracy in or breach of any representation or warranty of the Company contained herein or in any Company Related Document;

                  (iii) indemnification payments made by the Company or the Surviving Corporation to the Company's present or former officers, directors, employees, agents, consultants, advisors or representatives in respect of actions taken or omitted to be taken prior to the Closing; and

                  (iv) any act, omission, occurrence, event, condition or circumstance occurring or existing at any time on or before the Effective Time and involving or related to the assets, properties, business or operations now or previously owned or operated by the Company and not (a) disclosed in the Disclosure Schedule or (b) disclosed in the Company SEC Documents.

                  6.2.2 Playa Indemnity. Subject to the provisions of Sections 6.1 and 6.3, Playa shall indemnify, save and hold harmless the Company from and against all Losses arising from, out of or in any manner connected with or based on:

                  (i) any breach of any covenant of Playa or the failure by Playa to perform any of its obligations contained herein or in Playa Related Documents;

                  (ii) any inaccuracy in or breach of any representation or warranty of Playa contained herein or in Playa Related Documents; and

                  (iii) any act, omission, event, condition or circumstance occurring or existing at any time after (but not on or before) the Effective Time and involving or relating to the assets, properties, businesses or operations of the Company.

The foregoing indemnities shall not limit or otherwise adversely affect Playa Indemnified Parties' rights of indemnity for Losses under Section 6.2.1.

         6.3  Procedures for Indemnification.

                  6.3.1 Notice. The party (the "Indemnified Party") that may be entitled to indemnity hereunder shall give prompt notice to the party obligated to give indemnity hereunder (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder. Any failure on the part of any Indemnified Party to give the notice described in this Section 6.3.1 shall relieve the Indemnifying Party of its obligations under this Article 6 only

                                            Agreement and Plan of Merger/Page 18
to the extent that such Indemnifying Party has been prejudiced by the lack of timely and adequate notice (except that the Indemnifying Party shall not be liable for any expenses incurred by the Indemnified Party during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly (and in any event within 10 days thereof) after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to such claim, action, suit or proceeding.

                  6.3.2 Legal Defense. The Surviving Corporation shall have the obligation to assume the defense or settlement of any third-party claim, suit, action or proceeding in respect of which indemnity may be sought hereunder, provided that (i) the Company shall at all times have the right, at their option, to participate fully therein, and (ii) if the Surviving Corporation does not proceed diligently to defend the third-party claim, suit, action or proceeding within 10 days after receipt of notice of such third-party claim, suit, action or proceeding, the Company shall have the right, but not the obligation, to undertake the defense of any such third-party claim, suit, action or proceeding.

                  6.3.3 Settlement. The Indemnifying Party shall not be required to indemnify the Indemnified Party with respect to any amounts paid in settlement of any third-party suit, action, proceeding or investigation entered into without the written consent of the Indemnifying Party; provided, however, that if the Indemnified Party is a Playa Indemnified Party, such third-party suit, action, proceeding or investigation may be settled without the consent of the Indemnifying Party on 10 days' prior written notice to the Indemnifying Party if such third-party suit, action, proceeding or investigation is then unreasonably interfering with the business or operations of the Surviving Corporation and the settlement is commercially reasonable under the circumstances; and provided further, that if the Indemnifying Party gives 10 days' prior written notice to the Indemnified Party of a settlement offer which the Indemnifying Party desires to accept and to pay all Losses with respect thereto ("Settlement Notice") and the Indemnified Party fails or refuses to consent to such settlement within 10 days after delivery of the Settlement Notice to the Indemnified Party, and such settlement otherwise complies with the provisions of this Section 6.4, the Indemnifying Party shall not be liable for Losses arising from such third-party suit, action, proceeding or investigation in excess of the amount proposed in such settlement offer. Notwithstanding the foregoing, no Indemnifying Party will consent to the entry of any judgment or enter into any settlement without the consent of the Indemnified Party, if such judgment or settlement imposes any obligation or liability upon the Indemnified Party other than the execution, delivery or approval thereof and customary releases of claims with respect to the subject matter thereof.

                  6.3.4 Cooperation. The parties shall cooperate in defending any such third-party suit, action, proceeding or investigation, and the defending party shall have reasonable access to the books and records, and personnel in the possession or control of the Indemnified Party that are pertinent to the defense. The Indemnified Party may join the Indemnifying Party in any suit, action, claim or proceeding brought by a third party, as to which any right of indemnity created by this Agreement would or might apply, for the purpose of enforcing any right of the indemnity granted to such Indemnified Party pursuant to this Agreement.

         6.4 Subrogation. Each Indemnifying Party hereby waives for itself and its affiliates any rights to subrogation against any Indemnified Party or its insurers for Losses arising from any third-party claims for which it is liable or against which it indemnifies any Indemnified Party and, if necessary, each Indemnifying Party shall obtain waivers of such subrogation from its, his or her insurers.

                                 7. TERMINATION

         7.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing Date:

                                            Agreement and Plan of Merger/Page 19

                  7.1.1 Mutual Consent. By the written agreement of the Company and Playa; or

                  7.1.2 Optional By the Company. By the Company by written notice to Playa, (i) at any time the Company is not satisfied, in its sole and absolute discretion, with the results of its due diligence investigation of Playa; or (ii) if the Closing shall have failed to occur by 5:00 p.m. Houston, Texas time on July 31, 2000, but only if the Company has not breached this Agreement or has failed to perform any of its obligations under this Agreement;

                  7.1.3 Optional By Playa. By Playa, by written notice to the Company, (i) at any time Playa is not satisfied, in its sole and absolute discretion, with the results of its due diligence investigation of the Company;
(ii) at any time Playa determines, in its sole and absolute discretion, that it is unable to proceed with the Playa Financing on terms acceptable to it; or
(iii) if the Closing shall have failed to occur by 5:00 p.m. Houston, Texas time on July 31, 2000 and Playa has not breached this Agreement or has failed to perform any of its obligations under this Agreement;

                  7.1.4 Breach By Playa . By the Company by written notice to Playa, if Playa has breached this Agreement or failed to perform any of its obligations under this Agreement; or

                  7.1.5 Breach by the Company. By Playa, by written notice to the Company, if the Company has breached this Agreement or has failed to perform any of its obligations under this Agreement.

         7.2 Effect of Termination. If this Agreement is terminated as permitted under Section 7.1, such termination shall be without liability of any party to any other party, except that such termination shall be without prejudice to any and all remedies the parties may have against each other for breach of this Agreement.

                                8. MISCELLANEOUS

         8.1 Notice. Any notice, delivery or communication required or permitted to be given under this Agreement shall be in writing, and shall be mailed, postage prepaid, or delivered, to the addresses given below, or sent by telecopy to the telecopy numbers set forth below, as follows:

         To the Company:

                  c/o Messrs. Robert Long and Anthony Vickerson
                  720 Milton Road, J-3
                  Rye, New York 10580
                  Telecopy: (914) 921-6389

         With a copy to:

                  Snow, Becker, Krauss, P.C.
                  605 Third Avenue
                  New York, New York 1058-0125
                  Facsimile: 212-949-7052
                  Attn:  Mr. Jack Becker

                                            Agreement and Plan of Merger/Page 20

         To Playa:

                  Playa Minerals and Energy, Inc.
                  650 North Sam Houston Parkway E., Suite 500
                  Houston, Texas 77060
                  Attn: Mr. John N. Ehrman, J.D., S.P.E.
                  Facsimile: (281) 272-2987

         With a copy to:

                  Chamberlain, Hrdlicka, White, Williams & Martin
                  1200 Smith Street, Suite 1400
                  Houston, Texas 77002-4310
                  Attn: Robert J. Viguet, Jr.
                  Facsimile: 713-658-2553

or other such address as shall be furnished in writing by any such party to the other party, and such notice shall be effective and be deemed to have been given as of the date actually received.

         To the extent any notice provision in any other agreement, instrument or document required to be executed or executed by the parties in connection with the transactions contemplated herein contains a notice provision which is different from the notice provision contained in this Section 8.1 with respect to matters arising under such other agreement, instrument or document, the notice provision in such other agreement, instrument or document shall control.

         8.2 Further Documents. The parties shall, at any time and from time to time after the date hereof, upon request by the other party and without further consideration, execute and deliver such instruments or other documents and take such further action as may be reasonably required in order to perfect any other undertaking made by such party hereunder.

         8.3 Assignability. The Company shall not assign this Agreement in whole or in part without the prior written consent of Playa. Playa may assign its rights under this Agreement and the Company Related Documents without the consent of the Company. After the Effective Time, the Surviving Corporation may assign its rights under this Agreement or the Company Related Documents without the consent of any other party.

         8.4 Exhibits and Schedules. The Exhibits and Schedules (and any appendices thereto) referred to in this Agreement are and shall be incorporated herein and made a part hereof.

         8.5 Sections and Articles. Unless the context otherwise requires, all Sections, Articles and Exhibits referred to herein are, respectively, sections and articles of, and exhibits to, this Agreement and all Schedules referred to herein are schedules constituting a part of the Disclosure Schedule.

         8.6 Entire Agreement. This Agreement constitutes the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be

                                            Agreement and Plan of Merger/Page 21
binding unless hereafter made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement. No waiver by any party with respect to any breach or default or of any right or remedy and no course of dealing shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound. Failure of a party to exercise any right shall not be deemed a waiver of such right or rights in the future.

         8.7 Headings. Headings as to the contents of particular articles and sections are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular articles or sections to which they refer.

         8.8 CONTROLLING LAW. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND ANY DISPUTE CONNECTED HEREWITH SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THE APPLICABLE CORPORATE LAW MANDATORILY APPLIES WITH RESPECT THERETO.

         8.9 Public Announcements. The parties shall cooperate in making all press releases, public announcements or other public confirmations of this Agreement and the transactions contemplated herein; no party shall publish any of the foregoing without the prior written consent of the other parties, which consent each party agrees not to unreasonably withhold.

         8.10 No Third Party Beneficiaries. Except as set forth in Article 6, no person or entity not a party to this Agreement shall have rights under this Agreement as a third party beneficiary or otherwise.

         8.11 Amendments and Waivers. This Agreement may be amended by Playa and the Company, by action taken by their Boards of Directors to the extent permitted by applicable law; provided, however, that no such amendment shall (i) alter or change any provision of this Agreement, the alteration or change of which must be adopted by the holders of capital stock of the Company or Playa under the certificate or articles of incorporation of the Company or Playa or the Applicable Corporate Law, or (ii) alter or change this Section 8.11, unless each such alteration or change is adopted by the holders of shares of capital stock of the Company and Playa as may be required by the certificate or articles of incorporation of the Company or Playa or the Applicable Corporate Law. Prior to the Effective Time, all amendments to this Agreement must be by an instrument in writing signed on behalf of Playa and the Company. After the Effective Time, all amendments to this Agreement must be by an instrument in writing signed on behalf of the Surviving Corporation. Any term or provision of this Agreement (other than the requirements for stockholder approvals) may be waived in writing at any time by the party which is, or whose stockholders are, entitled to the benefits thereof.

         8.12 No Employee Rights. Nothing herein expressed or implied shall confer upon any employee of the Company, any other employee or legal representatives or beneficiaries of any thereof any rights or remedies, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement, or shall cause the employment status of any employee to be other than terminable at will.

         8.13 Non-Recourse. No recourse for the payment of any amounts due hereunder or for any claim based on this Agreement or the transactions contemplated hereby or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Playa in this Agreement shall be had against any incorporator, organizer, promoter, shareholder, officer, director, employee or representative as such, past,

                                            Agreement and Plan of Merger/Page 22
present or future, of Playa or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement.

         8.14 When Effective. This Agreement shall become effective only upon the execution and delivery of one or more counterparts of this Agreement by each of Playa and the Company.

         8.15 Takeover Statutes. If any "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, Playa and the Company and their respective members of their Boards of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated herein.

         8.16 Number and Gender of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate and words of any gender shall include each other gender where appropriate.

         8.17 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provisions shall be fully severable as if such invalid or unenforceable provisions had never comprised a part of the Agreement; and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         8.18 Multiple Counterparts. This Agreement may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

         8.19 No Rule of Construction. All of the parties hereto have been represented by counsel in the negotiations and preparation of this Agreement; therefore, this Agreement will be deemed to be drafted by each of the parties hereto, and no rule of construction will be invoked respecting the authorship of this Agreement.

         8.20 Expenses. Each of the parties shall bear all of their own expenses in connection with the negotiation and closing of this Agreement and the transactions contemplated hereby.

         8.21 Time of the Essence. Time is of the essence in the performance of the obligations of each of the parties to this Agreement and any agreement or instrument contemplated hereunder.

                                            Agreement and Plan of Merger/Page 23

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on the date first hereinabove written.

                                  PLAYA:

ATTEST:                           PLAYA MINERALS & ENERGY, INC.



By:                               By:
   ---------------------------        ------------------------------------------
   ----------------, Secretary           John N. Ehrman, J.D., S.P.E., President



                                  COMPANY:

ATTEST:                           REGENT GROUP, INC.



By:                               By:
   ---------------------------        ------------------------------------------
   ----------------, Secretary    Name:
                                         ---------------------------------------
                                  Title:
                                         ---------------------------------------



                                            Agreement and Plan of Merger/Page 24